EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 9, 2009 relating to the consolidated financial statements, which appear in Rotate Black, Inc. Annual Report on Form 10-K for the years ended June 30, 2009 and 2008.

/s/ Most & Company, LLP
Most & Company, LLP
New York, NY
June 22, 2010